UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2011

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on August 24, 2011 (the “Original Form 8-K”) relating to the compensation of Kirkland Andrews as Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (the “Company”). The sole purpose of this Amendment is to disclose the equity portion of Mr. Andrews’s sign-on bonus that was agreed to on September 6, 2011. All other information included in the Original Form 8-K is unchanged.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 6, 2011, Mr. Andrews received a grant of 60,000 Restricted Stock Units that will vest over three years in increments of one-third of the total grant on each anniversary of the grant date and a grant of 60,000 Market Stock Units (“MSUs”) that will vest over three years in increments of one-third of the total grant on each anniversary of the grant date.  The number of shares that may ultimately vest pursuant to the grant of MSUs will be subject to the Company’s total shareholder return, which will include the Company’s stock price appreciation and any dividends as determined by the Compensation Committee.  A form of the MSU grant agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Document
10.1	Form of Market Stock Unit Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ Michael R. Bramnick
Michael R. Bramnick
Executive Vice President and General Counsel

Dated: September 12, 2011

Exhibit Index

Exhibit Number	Document
10.1	Form of Market Stock Unit Grant Agreement